UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

STRYKER CORPORATION
(Exact name of registrant as specified in its charter)

Michigan	38-1239739
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan	49002
(Address of Principal Executive Offices)	(Zip Code)

 2011 LONG-TERM INCENTIVE PLAN
(Full title of the Plan)

Dean H. Bergy
Stryker Corporation
2825 Airview Boulevard, Kalamazoo, Michigan  49002
(Name and address of agent for service)

(269) 385-2600
(Telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	[X]		Accelerated filer	[ ]
Non-accelerated filer	[ ]	(Do not check if a smaller reporting company)	Small reporting company	[ ]
			Emerging growth company	[ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.     [ ]

CALCULATION OF REGISTRATION FEE

Title of securities to be registered(1)	Amount to be registered	Proposed maximum offering price per share (2)	Proposed maximum aggregate offering price (2)	Amount of registration fee

Common Stock, par value $.10 per share	30,000,000 Shares	$151.77	$4,553,100,000	$566,860.95

(1)
Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers any additional shares of the registrant’s Common Stock, par value $.10 per share (“Common Stock”) that become issuable under the 2011 Long-Term Incentive Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction that increases the number of the registrant’s outstanding shares of Common Stock.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) and Rule 457(h)(1). The proposed maximum offering price per share is based upon the average of the high and low prices of the Common Stock on December 6, 2017 as reported on the New York Stock Exchange-Composite Transactions.

STATEMENT OF INCORPORATION BY REFERENCE

This Registration Statement on Form S-8 is being filed to register an additional 30,000,000 shares of Common Stock, par value $.10 per share (the “Common Stock”) of Stryker Corporation (“Stryker” or the “Company”) issuable under Stryker’s 2011 Long-Term Incentive Plan (the “Plan”), as amended and restated. In accordance with General Instruction E to Form S-8, this Registration Statement on Form S-8 incorporates by reference the contents of Registration Statement on Form S-8, File No. 333-179142, filed on January 24, 2012 relating to 25,000,000 shares of Common Stock to be offered and sold under the Plan, except to the extent supplemented, amended or superseded by the information set forth herein.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.    Interests of Named Experts and Counsel

            The validity of the Common Stock to be issued under this Registration Statement has been passed upon by Sean C. Etheridge, Legal Counsel and Assistant Corporate Secretary of Stryker. Mr. Etheridge beneficially owns shares of Stryker Common Stock and options to purchase Stryker Common Stock granted pursuant to the Plan.

Item 8.    Exhibits

4.    Instruments defining the rights of security holders, including indentures.

(i)   Restated Articles of Incorporation -- incorporated by reference to Exhibit 3(i) to the Company’s Form 10-K for the year ended December 31, 2012 (Commission File No. 000-09165)

(ii)   By-Laws -- incorporated by reference to Exhibit 3(ii) to the Company’s Form 8-K dated October 28, 2008 (Commission File No. 000-09165)

5.    Opinion re legality.

Opinion of Sean C. Etheridge, Legal Counsel and Assistant Corporate Secretary of the Company*

23.    Consent of experts and counsel.

(i)    Consent of Ernst & Young LLP, Independent Registered Public Accounting Firm of the Company*

(ii)   The consent of Sean C. Etheridge, Legal Counsel and Assistant Corporate Secretary of the Company, is contained in the opinion filed as Exhibit 5 of this Registration Statement*

24.    Power of attorney.

Included as part of the signature pages hereto*

99.    Additional exhibits.

    2011 Long-Term Incentive Plan, As Amended and Restated -- Incorporated by reference to Appendix A to the Proxy Statement for the Company’s 2017 Annual Meeting of Shareholders (Commission File No. 000-09165)

*Filed herewith

SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the registrant, Stryker Corporation, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Kalamazoo, State of Michigan, on December 8, 2017.

STRYKER CORPORATION

By:	/s/ GLENN S. BOEHNLEIN
Glenn S. Boehnlein
Vice President, Chief Financial Officer

POWER OF ATTORNEY

            KNOW ALL PERSONS BY THESE PRESENTS that each person whose signature appears below hereby constitutes and appoints Dean H. Bergy and Sean C. Etheridge, and each of them, with full power of substitution and resubstitution, as attorneys or attorney to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file with the Securities and Exchange Commission the same, with all exhibits thereto, and any and all applications or other documents to be filed with the Securities and Exchange Commission pertaining thereto, with full power and authority to do and perform any and all acts and things whatsoever required and necessary to be done in the premises, as fully to all intents and purposes as the undersigned could do if personally present, hereby ratifying and confirming all that said attorneys, and any of them and any such substitute, may lawfully do or cause to be done by virtue hereof.
            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on December 8, 2017.

Signature	Title

/s/ KEVIN A. LOBO	Chairman and Chief Executive Officer and Director
Kevin A. Lobo	(Principal Executive Officer)

/s/ GLENN S. BOEHNLEIN	Vice President, Chief Financial Officer
Glenn S. Boehnlein	(Principal Financial Officer)

/s/ WILLIAM E. BERRY, JR.	Vice President, Corporate Controller
William E. Berry, Jr.	(Principal Accounting Officer)

/s/ MARY K. BRAINERD	Director
Mary K. Brainerd

/s/ HOWARD E. COX, JR.	Director
Howard E. Cox, Jr.

/s/ SRIKANT M. DATAR	Director
Srikant M. Datar, Ph.D.

/s/ ROCH DOLIVEUX	Director
Roch Doliveux, DVM

/s/ LOUISE L. FRANCESCONI	Director
Louise L. Francesconi

/s/ ALLAN C. GOLSTON	Director
Allan C. Golston

/s/ ANDREW K. SILVERNAIL	Director
Andrew K. Silvernail

/s/ RONDA E. STRYKER	Director
Ronda E. Stryker